Exhibit 10.1

THE GREENBRIER COMPANIES

NONQUALIFIED DEFERRED COMPENSATION PLAN FOR DIRECTORS

Amendment No. 1

WHEREAS, The Greenbrier Companies, Inc. (the “Company”) has adopted The Greenbrier Companies Nonqualified Deferred Compensation Plan for Directors (“Plan”) which became effective July 1, 2012; and

WHEREAS, the Company has the authority to amend the Plan and desires to do so;

NOW, THEREFORE, the Plan is amended as follows:

1. Elimination of Continuing Deferral Elections. Section 2.02(D) of the Adoption Agreement is amended to read as follows, in order to eliminate continuing deferral elections and require that Participants make new elections with respect to each Taxable Year:

2.02(D) Election Duration. A Participant’s Elective Deferral election (choose one of (a) or (b)):

“[X] (a) Taxable Year(s) only. Applies only to the Participant’s cash Compensation earned and/or equity awarded for the Taxable Year or Taxable Years for which the Participant makes the election.

[    ] (b) Continuing. Applies to the Participant’s Compensation for all Taxable Years, commencing with the Taxable Year for which the Participant makes the election, unless the Participant makes a new election or revokes or modifies an existing election.”

2. Installment Payment Elections. Section 4.02(b)(ii) of the Adoption Agreement is amended to read as follows:

“[X] (ii) Installments. In installments as follows: Annual installments over a period not to exceed ten years.”

3. Effective Date. This Amendment shall be effective December 15, 2015. Except as hereby amended, the Plan shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC.

By:	/s/ Martin R. Baker
(Signature)

Martin R. Baker, Senior Vice President
(Print or Type Name and Title)

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